March 14, 2003

Virginia Electric and Power Company

One James River Plaza

701 East Cary Street

Richmond, Virginia 23219

Re:	Form 10-K

Gentlemen:

We consent to the incorporation by reference into the Registration Statement of Virginia Electric and Power Company on Form S-3 File Nos. 333-38510 and 333-96973 of the statements included in this Annual Report on Form 10-K made in regard to our Firm that are governed by the laws of West Virginia and that relate to title to properties and limitation upon the issuance of bonds and preferred stock.

Very truly yours,

/s/ Jackson Kelly PLLC

JACKSON KELLY PLLC

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